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                                                                    EXHIBIT 99.2

                                                                FINAL TRANSCRIPT

CCBN STREETEVENTS (SM)     [LOGO]

CCBN STREETEVENTS CONFERENCE CALL TRANSCRIPT

SUP - Q1 2004 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL

EVENT DATE/TIME: APR. 16. 2004 / 1:00 PM ET
EVENT DURATION: N/A

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CORPORATE PARTICIPANTS

 STEVE BORICK

 Superior Industries - President and COO

 JEFF ORNSTEIN

 Superior Industries - CFO

 MICHAEL O'ROURKE

 Superior Industries - Sr. VP, Sales

CONFERENCE CALL PARTICIPANTS

 DARREN KIMBALL

 Lehman Brothers - Analyst

 DAVID LEIKER

 Robert W. Baird - Analyst

 BRETT HOSELTON

 McDonald Investments - Analyst

 RONALD TADROSS

 Banc of America Securities - Analyst

 ROBERT HINCHLIFFE

 UBS PaineWebber - Analyst

 CHRIS SORASCO

 Analyst

 MIKE BRUYNESTEYN

 Prudential Securities - Analyst

 DOUG CHRISTOPHER

 Analyst

 ADAM SCOTCH

 Kramer Rosenthal - Analyst

 JOSH PECKNER

 Analyst

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PRESENTATION

OPERATOR

     Good afternoon and welcome, ladies and gentlemen, to the Superior Industries first quarter 2004 teleconference.

At this time, I would like to inform you that all participants are in a listen only mode. At the request of the Company, we will open the conference up for questions and answers after the presentation. I will now turn the conference over to Mr. Jeff Ornstein. Please go ahead sir.

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     Good morning in Los Angeles and good afternoon in New York. And I am obliged to tell you that any comments made in this web cast are subject to the Safe Harbor for forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially because of issues and uncertainties that need to be considered in evaluating our financial outlook. We assume no obligation to update publicly any forward-looking statements. Issues and uncertainties that are of particular significance at this time relate to and this is not intended to be a complete list global competitive pricing, decline in production of cars and light trucks, and the successful completion of our strategic and operating plan.

Please refer to the Company's 10-K for a more complete write up on this area.

As most of you know I recently attended the Morgan Stanley conference in New York at which time I announced and we would reiterate now that we are comfortable with analysts' estimates for the year which range from $2 to $2.40. At that time I acknowledged that this is a rather wide range. However there is uncertainty related to the economy and resulting car production. Timing of our improvement efforts related to post expansion plant operations, major automation and cost-saving initiatives. I also indicated that we were comfortable at the revised first quarter estimate of 50 cents per share. We announced earnings this morning that reflected increased revenue of 10.7 percent or 234.2 million and net income of 13.7 million or 51 cents per share which was right in line with our revised estimate. An increase in aluminum wheels units of 10.2 percent clearly reflects the substantial market share gain by Superior when you consider that production of North American cars and light trucks were down 5 percent and with GM and Ford being down 11 1/2 and 6 1/2 percent respectively. In addition our marketing efforts to diversify our customers continued its favorable trend with over 20 percent increase in shipment than non Ford and GM, OEs with large program announcements to come. At Ford our increased shipments came from our new F150 business which more than offset slight declines in most other product lines.

The all-new Chevy Malibu, Cadillac SRX and Saturn Vue continued strong sales related to the Denali Escalade program aided GM shipments. DaimlerChrysler's Durango was a big winner in the quarter for superior while the Xterra and new Titan program platform for Nissan posted solid gains on the international front.

The non Ford and GM customers represented 16 percent of our shipments in this first quarter. The fast-selling trucks market segments comprised our top five wheel programs. We are clearly positioned on the right vehicles at the right time.

Our marketing strategies and goals that we established continue to be achieved. Not only are we diversifying our customer base and product line, but we continue to bolster our core competencies which is leading to new business opportunities. In addition, we believe there there is long-term value in being recognized by our major customers as an outstanding performer and this clearly differentiates us from our competitors in a very positive way.

As an example, last week we announced that Steve Borick received our fourth straight Supplier of the Year Award from GM. This is a big thing. We were only one of 77 suppliers out of literally thousands of companies to receive this award.

As we have previously discussed, operating margins were off in Q1 from historical norms. Primarily due to intense global pricing, continued operating issues at our post expansion plant and the completion of several specialty programs related to our chrome and bright polish business that provided a richer mix.

In addition, as you already know, margin percentages are negatively impacted during periods of rising aluminum pricing. And just to review aluminum costs are a pass-through and do not represent risk.

However, absolute dollar profits will reflect a lower percentage relationship when both sales and cost of sales increase by corresponding amounts.

Also in Q1 '04, our component business had a slightly higher loss on much higher sales revenues due to the marketing, engineering, and development costs related to investing in this new business opportunity. Our Hungarian joint venture business continues to report strong profits aided by steady, forged, and cast aluminum wheels shipments and favorable euro exchange rates.

One metric which is a hallmark for Superior Industries remains our industry leading SG&A cost, measured as a percentage of sales. Controlling expenses is critical to achieving solid financial performance. And in today's automotive environment, this discipline is even more important than ever and we have a long-term history of solid financial control.

Today's automotive environment remains among the most difficult ever. The North American OEs are focused in general on their supply base to supply the significant cost reductions necessary to compete against their global rivals. This fact, taken along with current North American aluminum wheel overcapacity as well as potential Asian supply alternatives, are contributing to the current pricing and margin pressures we continue to experience.

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In response, Superior's position is to protect our shareholders and employee interest by maintaining and growing market share where it strategically makes sense. This has and will continue to require that we deal with pricing pressures in key market segments while continuing to use our product development, manufacturing and quality expertise to provide the highest value equation for our customers. Long term, this marketing strategy is absolutely the right direction for Superior Industries.

Under Steve Borick's leadership we continue also to respond aggressively in our operations through process automation and best practice based cost efforts. In the first quarter we have taken decisive action in realigning certain functional activities and reporting structures to achieve operational improvement objectives.

In my meeting last week in New York, I spoke in detail about Steve's vision and execution initiative, which is well underway throughout this entire corporation. We are also well into our corporate wide automation program which will continue and accelerate throughout the balance of 2004. Industry trends towards larger wheels, more complex designs, and product offerings remain a reality in today's industry.

Superior continues to effectively manage these trends but again in the face of immediate and severe competitive pressures. So, as shareholders what does this all mean for our future financial performance?

First of all, sound fiscal management and unquestioned solvency. This Company has had a strong balance sheet, continues to have a strong balance sheet, a growing cash position, strong manufacturing locations and operations, and the most talented and experienced aluminum wheel employees in the entire world. We will use these assets to continue our growth and restore our financial performance benchmarks back toward historical levels.

Clearly, though, we will continue to face potential earnings pressure for the foreseeable future. The stock we believe already reflects this reality.

The dividend is secure and solid. It's due for review in May at our shareholders meeting. The unit growth continues to build. The stock buy back program will be accretive to earnings going forward. Our operations at our expanded plants will continue to achieve efficiency. Our Mexican operation continue to perform extremely well. Our diversification efforts into aluminum suspension components will pay off. We will continue to be the low-cost North American aluminum wheels supplier.

With regard to the second quarter, we expect to see some volume impact from the Ford Mustang model changeover which is anticipated to have several months of assembly plant downtime. So in Q2 '04, it appears sales and profits will look very similar to the first quarter results. Accordingly, we expect much of the improvement actions that I discussed underway to show up in the second half of the year.

I'll now review some detailed statistics. And Steve Borick is with me and will make some quick comments.

The sales for the quarter were and the good news about this call is I only have to go over one set of numbers. No year-to-date numbers. Quarter was at, OEM wheels were 228,201,000 and that's up 9.7 percent from 207,985,000. Our OEM wheel component business was up over 70 percent at 5,990,000 as compared to 3,507,000. Our operating income was 18,689,000 compared to 31,623,000. So net income came in at 13,667,000 compared to 22,266,000. That's 51 cents per share as I reported against 83 cents a year ago.

Our units shipped OEM aluminum wheels were up 10.2 percent again against the 5 percent North American auto production performance. 5 percent decline. Our utilization rates were high. However, lower from a year ago because of our expansion activities. Our gross profit margin deteriorated as a result of the comments I made earlier to 10.5 percent compared to 17.7 percent. Our SG&A, well under control at 2.5 percent compared to 2.7 percent.

So our net income as a percentage of sales not quite 6 percent, 5.8 percent, as compared to 10.5 percent. Our weighted average shares were 26,978,000 that we used in this first quarter as compared to 26,958,000. And going forward, we will get the benefit of some of the shares repurchased. We did repurchase 103,600 at $35.25. And that number is up to about 130,000 shares today.

Our depreciation and amortization is 9,777,000 as contrasted to 7,664,000 a year ago. We're still on target for about a 37 million estimate of depreciation and amortization for the year. Capital expenditures came in at 15,198,000 and were on target for a budget of about 55 million excluding any Asian joint venture dollars and any new plant dollars.

Our interest income, 591,000. Our joint venture equity income, 2.1 million. And as a result, our miscellaneous income was not quite 600,000. Cash and short-term investments were 142,663,000 at the end of the quarter.

Reviewing some quick balance sheet numbers. Cash I already reported at 142.7 million. Accounts Receivable 173.3 million -- a quite substantial increase from the end of the year. Inventories at 80.9 million, up from 68.2 million at the end of the year. Current deferred taxes of 3.6 million. Other current assets of
10.5 million for total current assets of 411 million. Property plant and equipment net at 266.8 million. Investments and long-term assets at 56.4 million. Total assets 734.2 million. Accounts payable at 43.7 million, accrued expenses at 63.7 million. Total current liabilities at 107.4 million. Long-term liabilities 15.3 million, deferred income tax 12.7 million. No long-term debt. Shareholders equity at 598.8 million. We're going very close to 600 million and total liabilities and equity 734.2 million.

Steve Borick is here with me and I will ask that he make a couple of comments right now and then we will be available for your questions.

     STEVE BORICK - SUPERIOR INDUSTRIES - PRESIDENT AND COO

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     Thank you Jeff. Good morning and afternoon. Well, certainly, it gives me pleasure to know that we're still making money and, quite frankly, our cash position is as Jeff said sound so that's comforting. I'll say that these by far have been some of the most trying times as I have taking the leadership role in the Company but do not dismay or be concerned because we are on track and all of the initiatives that Jeff has spoken of, this is as I see it a transitioning period for this Company. We are on top of and dealing with the global opportunities and pressure that is in front of us.

We are in fact doing significant changes in not only some of our internal cultural thinking but applying new thought processes to our manufacturing that will in fact have significant cost impacts in the future. The key theme that I would tell shareholders and investors and along with the OEMs is because of the complexity of what we are embarking on in our plants and automations and new capital equipment, we are not going to see the results of those overnight.

Consequently, our reductions in costs are going to come in spurts and waves as a result of this process and those that want to stay with us through the complexities of changing a company to a stronger global player so be it, those that don't so be it. We are going to make it happen at Superior. We have all the wherewithal to do so and I not only have the fortitude but I have got the vision. My senior management team is aligned with that vision for the future. We are not going to think about the past. We're only going to learn from it and we are going to prepare ourselves for what the future holds. We are the largest aluminum wheels company in the world. We will maintain that position. We're also the best and the OEMs recognize that.

Consequently we continue to take the strategy to increase our business as long as it is sound. The profit margins that we've seen in the past we're going to have to work back toward getting there.

Saying that I'm going to announce today and Jeff is going to be surprised that we are in fact going to build a new facility. This is an unofficial announcement of that, it has not gone over the wire. The determination and decision to build a new facility is going to be in Mexico. It makes economic sense for us to do so. It will be the most state of the art wheel facility in the world. It will continue to reduce our overall costs throughout this organization and I'm pledging to have it up and running within 24 months from the middle of this summer.

We have new orders that we have not announced that we will start to fill that plant by that time and we're working diligently on continued international business outside of the Big Three that will in fact give us some significant new volumes for that plant. We're very excited about it. I'm putting a senior management team together in all disciplines to develop this new state of the art facility. And it is a number one priority for me as far as things that need to be done in this Company along with everything else that we're doing.

With that, again, I appreciate those shareholders and investors that are staying with us. I notice there is a significant amount of short interest out in our stock today higher than it has ever been. Shame on you.

We are going to move forward in a most expeditious manner to prove what we always done at Superior Industries and that is continue to be the best company in the world (inaudible) business. Thank you.

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     Juan, you can open up for questions now.

     +++ q-and-a.

OPERATOR

     (OPERATOR INSTRUCTIONS)

Darren Kimball.

     DARREN KIMBALL - LEHMAN BROTHERS - ANALYST

     I was just curious on the language in the press release relating to developmental expenses. Related to new business. Can you expound on that?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

As you probably know because you're dealing with a very highly engineered product, a lot of effort goes into updating situations. It can take the form of a couple of visits, you know, of sales visits. But it also can take the form of actually building a tool to show our capabilities and when you consider the component business, we're really a start up company. We show our capabilities. Often we will take on a project with the idea that we can demonstrate how good we are through building a mold actually having engineering efforts that may not be reimbursed by our customer. And those efforts will obviously help us long term build capability and that's what's going on particularly in the component business but also in the wheel business. To the extent that we explore some of these new international capabilities customers that perhaps aren't as familiar with us. We go a little extra step if you will to demonstrate to them the kinds of capability that maybe they are not used to with their incumbent suppliers.

     DARREN KIMBALL - LEHMAN BROTHERS - ANALYST

     Okay. That was not a veiled reference to pricing in relation to future business?

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     STEVE BORICK - SUPERIOR INDUSTRIES - PRESIDENT AND COO

     Absolutely not.

     DARREN KIMBALL - LEHMAN BROTHERS - ANALYST

     And that's the first thing you mentioned here is why the first quarter was what it was but I imagine that's pretty far down the list? In relation to pricing and the operating issues? Okay.

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     Look at the way in which the press release was ordered -- it really was along with the components comment.

     DARREN KIMBALL - LEHMAN BROTHERS - ANALYST

     And I am sure this question will be asked in many different forms on the call but are you any closer to being more specific about the timing of a return to what you now consider to be a normal net margin?

JEFF ORNSTEIN  - SUPERIOR INDUSTRIES - CFO

     Well I think what I'm saying is that we're going to start to see better numbers in the second half of the year. Other than being more specific than that, it -- when you're running a company and you're dealing with nine different plants at nine different levels of scheduling, nine different levels of wheels that are over 150 styles with all the complexities and all the new problems that develop every day, it's very difficult to project. And that's about what I will comment on that.

     DARREN KIMBALL - LEHMAN BROTHERS - ANALYST

     Okay and I'm just curious. With regard to the components. Start up losses, which you mentioned, were disappointing. Are there reasons why that won't persist into the second quarter and beyond? And the second part of that question is, you stated adamantly on this call that the components venture will pay off and it seemed to be a more optimistic tone than I thought you were setting last week. I think you were raising questions about where that business is going -- maybe you could comment on that, thank you.

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     Just to clarify. I think the disappointment has been we've been at it a while now and we're not at $100 or $200 million that Lou Borick told me we'd be at at this time. So that's our disappointment. But no disappointment in terms of customer reaction, no disappointment in terms of our learning curve improvements, our capabilities. We're great. We've got a great facility. We got some great products and we've got some really exciting new business. Now the one change that I think we've indicated to you is that when we start a new program we have to build capital unlike the wheel business there's not a lot of comp
(ph) in the equipment so that volume's going to cure that. So the disappointment as a financial person is simply that we're investing a lot of dollars and it's taking a while to get this to go. But you know if I were here in 1974 when Lou Borick and we did that Mustang I bet the controller or financial officer at that time had the same frustration you know? Gosh, we're making wheels for a Mustang. That is a specialty speed car and making wheels for a Camaro. When is this thing going to catch hold? And then all of a sudden they caught hold. I think we got the same exact characteristics here and so my only disappointment is that we don't have 100 million in sales but we have 35 to 40 million in annual sales. We have a tremendous book of business some of which I just really can't talk about. So, yes, I continue to be excited about it but I also have the job of being realistic in terms of reporting results to you and we just don't see a net income profit for a little bit of time. We see an EBITDA profit probably this year. We see some net income profits next year.

OPERATOR

     David Leiker.

     DAVID LEIKER - ROBERT W. BAIRD - ANALYST

     As you're doing the new facility in Mexico, is your intention to shift any capacity from North America? From the U.S. to Mexico.

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     No I think as Steven has said that right now we're going to need all that capacity, in fact, we're out of capacity today as you know. Some -- we've actually shifted a couple of small programs over to Hungary to fill in but for the current time we need that capacity now. That's not to say that three years from now, as Steve said, it will be ready in two years. Let's say three years from now, things slow down or we, as we've told you we may lose some business that is unprofitable. At that time we will start looking at and making decisions about what North American production facilities either make sense to cut back or pare down or actually shut down. But we're not there yet and we don't want to alarm any of our employees. We have 1000 plus employees here in Van Nuys. Yes California is, a high-priced place to do business but we have a heck

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of a seniority here. We have a good staff here so I want our people here to know that we haven't begun the analysis which says we ought to shut down and pare back any North American facilities and that won't happen for 3 to 5 years so I want to make that clear for the record.

     DAVID LEIKER - ROBERT W. BAIRD - ANALYST

     And as you go and look through your different -- your portfolio different programs and look at the pricing on them and, clearly, you need to defend some of your key programs, what portion of the business do you think you end up, saying that price just isn't good, we're going to walk away?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     I'm sitting next to Michael O'Rourke, our Senior Vice President of marketing. I'd love to have him participate. This sounds like a good time.

     MICHAEL O'ROURKE - SUPERIOR INDUSTRIES - SR. VP, SALES

     I really can't answer the question in terms of a percentage but we look at what we consider to be key pieces of business that we have a -- we kind of dominate if you will and we definitely focus on that as far as holding onto that business but we've been very fortunate over the last three or four years picking up a variety of programs. Some of those really don't make sense in terms of overall loading so if there's an issue with that type of program it makes the pricing equation a lot easier to deal with.

     DAVID LEIKER - ROBERT W. BAIRD - ANALYST

     And then one last question is there a way, Jeff, you can quantify the impact of the aluminum (inaudible) on your revenue line?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     Yes. As most of you know year-over-year aluminum increase is about 15 to 17 percent. And we're looking at probably 8 -- in the neighborhood of 8 to 10 percent in terms of aluminum sales dollars being up.

OPERATOR

     Brett Hoselton.

     BRETT HOSELTON - MCDONALD INVESTMENTS - ANALYST

     Couple of questions. Any thought as to -- I don't know, I don't know if Steve's still in the room, but any thought as to how many wheels that new manufacturing facility may be able to handle? (MULTIPLE SPEAKERS)

     STEVE BORICK - SUPERIOR INDUSTRIES - PRESIDENT AND COO

     2 1/2 million.

     BRETT HOSELTON - MCDONALD INVESTMENTS - ANALYST

     In terms of how much booked business you have relative to that 2.5 (MULTIPLE SPEAKERS) maybe okay (MULTIPLE SPEAKERS)

     STEVE BORICK - SUPERIOR INDUSTRIES - PRESIDENT AND COO

     You know what Jeff said, we're going for efficiencies, guys. We need to reduce our cost and get our margins up. This is going to be a plant (inaudible) not going to allow anybody even to see, it's going to be so technologically advanced.

     BRETT HOSELTON - MCDONALD INVESTMENTS - ANALYST

     Jeff, any thoughts as to quantifying the impact of the operating issues in the first quarter on first quarter earnings?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     I'd rather talk more in long-term terms. What I said and committed that we think "normalized" net profit margins is somewhere between 8 and 8 1/2 percent compared to where it used to be at 10 percent. Now when do we get there? Yes. We get there when all of Steve's automation gets in and installed, when maybe part of Mexico is built and we're able to get more of our production from Mexico and win maybe Hayes (ph) goes bankrupt and pricing situation gets a little better but that's obviously impossible to determine. But that's kind of longer term. So if you think about our normalized margin somewhere between 7 1/2 and 8 1/2 we are at 6 right now. There's a point and a half of either pricing or operating problems that we need to -- the operating problems we need to fix.

     BRETT HOSELTON - MCDONALD INVESTMENTS - ANALYST

     And is there any sense as to you said, you had made some progress on the press release in correcting some of those operating problems. Is there any sense as to correcting a certain amount in other words (MULTIPLE SPEAKERS) difficult.

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     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     All the statistics say it's getting better. What I'm concerned about is that it often can get better in a short period and then, we turn kind of back or level off. So although I'm extremely optimistic, I am only concerned because the second quarter has some holes as I mentioned in the production and all so... there's nothing better for a manufacturing plant to solve their problems than kind of a steady state schedule. That's why I'm kind of deferring off until some of these new models get started up and we get our schedule kind of stabilized. But I can assure you that all the plants that we had the issues with are being resolved. We have a tremendous effort. We have assigned lots of people and lots of time. We at corporate here, I spent myself personally, and I'm not an operating person, in meetings where we have conferences with each of these plants and go through in detail these root cause analysis and I've got to tell you, it's a hell of a great process. And I believe it's going to produce results as we have in the past.

     BRETT HOSELTON - MCDONALD INVESTMENTS - ANALYST

     Would you like to take a stab at wheel shipment growth for the second quarter?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     I'd say around 5.5 percent or so.

     BRETT HOSELTON - MCDONALD INVESTMENTS - ANALYST

     Any thoughts as to the full year at all?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     Well you know ... the full year I'm committing to 8 to 12 percent. If your build is flat I will commit closer to the 12. If your build goes down in the second half I'll commit closer to the 8. We've got some big new business we haven't told you about.

     BRETT HOSELTON - MCDONALD INVESTMENTS - ANALYST

     Finally I wanted to talk a little bit about China and I just wanted to know what's going on in China in terms of capacity based on what you have seen, Steve? And what's going on in terms of pricing, your pricing vs. the pricing of an imported Chinese wheel let's say.

     STEVE BORICK - SUPERIOR INDUSTRIES - PRESIDENT AND COO

     Brett, you know, it's really interesting phenomenon because we were very very high on China; made many trips there and if you're looking at the opportunities there and looking at the situation and I've said it and I'll say it again you can post it, because I'll say it again and again. Logistics issues are significant and they are not going to get any less cumbersome or less expensive in the future. You have currency issues in Asia, and particularly in China that are going to have to adjust eventually. And you have political issues in North America that are being raised all the time about job loss to outsourcing and job loss and manufacturing deterioration -- still in deterioration. I believe in the free enterprise system so whatever happens, happens. But what I will say is from an Asian standpoint it is very complicated to look at what the real pricing is because no one tells the truth, No. 1. No. 2, the OEMs are using this as a club. Real or not, we're going to have to wait and see. When we see we will either be more in the driver's seat or less in the driver's seat. I can't answer that question but I do know that decision to make a new wheel plant in Mexico is based on the fact that the pricing gaps between China and Mexico with what we're going to do in automation at the new plant are going to be so insignificant that from a global standpoint we're going to continue to be able to call ourselves a global price leader.

Granted we are never going to be able to get the same labor costs in the United States as we are in Mexico or in China. But when we look at the overall picture because of logistics and so forth, China, on a large scale, doesn't make a lot of sense. The biggest problem that we're facing in this industry and it's not just the wheel industry, the automotive supply industry is this is not a level playing field. We are never going to know how level the playing field is going to be and that goes all the way from quality of product to system implementation requirements that we're spending multi-millions of dollars that are required by the OEs that they claim are going to be required by the players in China. How much leeway are they going to have, how much government is backing them, how much gross profit margins and nets do they need to make? All of these things and when they come and lift their ugly heads it will be a different story so we're going to have to sit there strategically and play that game. Does that answer your question?

     BRETT HOSELTON - MCDONALD INVESTMENTS - ANALYST

     Yes it's pretty good. The following question -- do you have any sense as to, I mean, are we currently importing wheels from China? Are we expected to? Do you have any idea what the volumes might be at this point?

     STEVE BORICK - SUPERIOR INDUSTRIES - PRESIDENT AND COO

     There are wheels being brought in from China. The (inaudible) are relatively small at this point in time. They're going to increase. And what we don't know is if they want to give the kind of quality that's demanded by the OEs, and the quality is higher than ever today. Don't forget in the real world of automobiles quality problems has what's caused the transplants to make the significant inroads into the domestic OEM market over the last 20 years. The Toyotas and Nissans in terms of the world built quality and the
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others didn't build that as well and paid the price in market share reduction.

So now they recognize that so they are demanding a GM for (inaudible) higher and higher quality all the time and we don't know what's going to come in from Asia, but whatever is going to come in is going to have to be high-quality and what cost of scrap and at cost of productivity? It's a good question. We struggle with it every day where I've seen in Asia, they're going to struggle with the same issues. The only difference is they've got to bring the product all the way over and if they've got problems how are they doing to deal with it but they're bringing product over and there is going to be more coming.

     BRETT HOSELTON - MCDONALD INVESTMENTS - ANALYST

     One final question. It seems, though, the tremendous growth on auto sales in China, I don't know this for a fact, but I'm going to assume they've got aluminum wheels on the cars they make over there in some cases?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     (inaudible) percentage.

     STEVE BORICK - SUPERIOR INDUSTRIES - PRESIDENT AND COO

     Yeah, the domestic project is significant over there and the competition is fierce.

     BRETT HOSELTON - MCDONALD INVESTMENTS - ANALYST

     So I guess my question to you would that present an opportunity longer-term for Superior Industries to grow in China or is the competition as you say (inaudible)?

     STEVE BORICK - SUPERIOR INDUSTRIES - PRESIDENT AND COO

     We're still working on a potential joint venture in China but we're not going in with $50 or $60 million -- we're going with 20 or 25.

And we will continue to call ourselves a more global player but what I see right now is the profitability. It's not where I wanted to be and I'm not going to spend capital or investment dollars that is not accretive to earnings. It just doesn't make any sense unless I am buying technology or something significant to that nature.

OPERATOR

     Ron Tadross.

     RONALD TADROSS - BANC OF AMERICA SECURITIES - ANALYST

     Hey, Steve, on this new plant in Mexico. I guess it's a model, sounds like it's going to be a model for high-tech cost reduction. Does that mean that you're not going to be doing the stuff in your other plants and instead you'll let this plant be a model for the other plants or will you be doing it in your other plants at the same time as you're building this new plant?

     STEVE BORICK - SUPERIOR INDUSTRIES - PRESIDENT AND COO

     No, no. We are already doing things in our existing plants today that will be done in the new plant. The difference is that from a -- strictly from a standpoint of (inaudible) material and material handling, because of the way some of the old plants are set up, it's much more difficult to get all pieces that I'd like to put into the new plants into some of our existing plants. So it's a different process that we're going to have to go through.

(inaudible)

     STEVE BORICK - SUPERIOR INDUSTRIES - PRESIDENT AND COO

     I don't have all the same opportunities that I have on these plants but capital equipment-wise where we can retrofit equipment that is going to reduce our overall manpower needs and cost of operations are going to be implemented and already in fact are being implemented on existing plants.

     RONALD TADROSS - BANC OF AMERICA SECURITIES - ANALYST

     Do you guys have an idea of what kind of capital you need to spend on your existing plants to get the cost down over the next year or two?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     That's in our capital budget. That's the 60/40, 60 million in '04 and 40 million in '05 that's included in those numbers that the automation program Steve referenced.

(MULTIPLE SPEAKERS) We're going to add some capital because of the new plant.

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     But the Mexican plant will be another 60 to 80 million will have to add into the numbers that we've given but much of it will come in '05.

     RONALD TADROSS - BANC OF AMERICA SECURITIES - ANALYST

So you're saying that the new plant will cost you 60 million incremental in '05?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     Not all in '05 but the 60 million over two years Steve referenced ...

     RONALD TADROSS - BANC OF AMERICA SECURITIES - ANALYST

     60 to 80 million over the two years you're saying?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     To 80 million and some of it, a small portion, will be this year. Some good portion in '05 and a little bit will remain in '06. Spell that out at some appropriate time.

     RONALD TADROSS - BANC OF AMERICA SECURITIES - ANALYST

     Steve, you said you were going to set up a team? Can you just elaborate on that? Do you need to hire new people?

     STEVE BORICK - SUPERIOR INDUSTRIES - PRESIDENT AND COO

     I am going to make some changes in my facilities operations to take the senior people out of facilities and focus on this plant. And move some people into facilities that will focus on the day-to-day operations of our existing facilities. I'm also taking some senior management from different disciplines and putting them fully involved in this new plant. So we're doing it differently. It's not going to be myopic. It's going to be very wide open. Eyes wide open is what we're going to do here. Seeing a lot of information for various sources.

OPERATOR

     Rob Hinchliffe.

     ROBERT HINCHLIFFE - UBS PAINEWEBBER - ANALYST

     Plant in Mexico. Can you talk about the benefit of building it in Mexico if it's going to be so highly automated? Just given the differential in labor cost between U.S. and Mexico?

     STEVE BORICK - SUPERIOR INDUSTRIES - PRESIDENT AND COO

     Still have to have labor? It's still no matter how you -- first of all (inaudible) can never be fully automated because of the nature (inaudible). Quality can never be automated so you have significant quality people. In the process. So when you start looking at standard processes, there are still plenty of people even in a more automated facility. And if my labor cost is half of what it is or whatever the number is in Mexico, it makes sense to have it there vs. North America. I don't like it any better than anybody else does but that's the way the world is today.

     ROBERT HINCHLIFFE - UBS PAINEWEBBER - ANALYST

     Okay and I think it was maybe Jeff that made a comment about overcapacity for aluminum wheels in North America. And you guys are adding a plant and Hayes is talking about it and there's a couple of other companies talking about it. Imports from China you said are going to go up. What's the end game here? How does pricing ever stop going down if supply keeps going up?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     I'll give you my opinion. The end game is we are becoming more efficient as I discussed earlier. If things were to turn down we would clearly pare back one of our North American plants so if you take an average cost of all our facilities it'd obviously be lower. That's A. B, not all companies are going to be successful at these lower pricings. Not all companies have the leverage equation that we do. Not all companies -- you know, it's great to announce your intention to do something but it is yet another step to do it and have the resources to do it. So I think what's happening is the capacity instead of being totally increased is being rationalized and being done in a more cost-efficient manner.

     ROBERT HINCHLIFFE - UBS PAINEWEBBER - ANALYST

     So with the added supply, can you, can productivity sort of leapfrog the pricing lines?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     No, I think we've said that, that productivity will reduce our historical margins permanently and that's what we've said. (inaudible) (MULTIPLE SPEAKERS)

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     I don't think we will ever get back to 10 percent (inaudible) (MULTIPLE SPEAKERS) (inaudible).

     STEVE BORICK - SUPERIOR INDUSTRIES - PRESIDENT AND COO

     The game is where it is right now and this game tells me that this is just stated, the players out there do not have the financial wherewithal. Some of the pricing, we're turning down business even though we're growing because I'm not going to take business at some of these economic numbers. We understand how to make a wheel. There's nobody that knows how to make a wheel any better than we do. We have the most sophisticated modern equipment in the industry today. We understand the cost.

The OEMs don't care about that right now. But we do. So when we start looking at some of these crazy costs -- let it come from China, let it come from another OEM here. That's okay. Eventually there's going to be a break in this thing.

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     I think you've got to be careful not to confuse short-term issues with longer-term strategic initiatives that we're taking.

     ROBERT HINCHLIFFE - UBS PAINEWEBBER - ANALYST

     If I understand it right and I don't know if this is the right way to characterize it, is it sort of that you're positioning Superior to be the last aluminum wheel maker standing so to speak?

     STEVE BORICK - SUPERIOR INDUSTRIES - PRESIDENT AND COO

     Absolutely not. We want competition. We will continue to be the number one aluminum wheel maker in the world. We will increase our component business. We may be looking for other opportunities in the future. And we're going to continue to grow this Company. If we can't make as much money as you guys on Wall Street used to be used to making so be it. We're still going to make plenty of money (MULTIPLE SPEAKERS) we're going to have free cash flow and we're going to be looking at it that way.

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     Yes and I think we will be the only one standing on the podium getting the quality awards that we get -- let's put it that way.

     ROBERT HINCHLIFFE - UBS PAINEWEBBER - ANALYST

     Jeff, can you talk about cash flow briefly? In the quarter I think you were modestly negative cash flow and I'm just thinking of what your forecasting we use over the next couple of years, especially with the new plant. Is it really just that while you are having the operational issues cash flow is getting hit a little bit, but it will get better going out further?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     I would say two things to cash flow. One is that working capital was a little more -- the needs were a little more intense this quarter when you get aluminum going up as high as it did, you get receivables and inventory at a higher level and trapped receivables for example, you have a much bigger quarter. So we had a pretty substantial receivable increase. But that's a short-term phenomenon. I think when I add in the capital required for the new Mexican plant and the capital that Steve is talking about in terms of automation we will be in three years flat to slightly increased in cash at the end of the three-year period.

     ROBERT HINCHLIFFE - UBS PAINEWEBBER - ANALYST

     So it's balance sheet you're saying? (MULTIPLE SPEAKERS) And it was $60 to $80 million total CapEx from the Mexican plant?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     Correct.

     ROBERT HINCHLIFFE - UBS PAINEWEBBER - ANALYST

     And then, just last question I guess, buying back stock would you be buying back stock if things look like they're going to be worse a quarter or two from now than they are today?

     STEVE BORICK - SUPERIOR INDUSTRIES - PRESIDENT AND COO

     (inaudible). And I'm going to continue to do so.

OPERATOR

     Chris Sorasco (ph).

     CHRIS SORASCO ANALYST

     Have a few questions. First, if you think about the suppliers more broadly speaking in the industry that are earning some of the highest margins on an operating basis, folks like Borg-Warner, American Axle, that are in kind of the 9 or 10 percent range, your 8 to 8 1/2 percent long-term normal net margin would suggest something higher than that. Is it fair to assume that you should still be a company that earns a premium margin vs. other suppliers in the group and why?

     MICHAEL O'ROURKE - SUPERIOR INDUSTRIES - SR. VP, SALES

     Yes, because the aluminum wheels are very very difficult to manufacture. They're a highly highly engineered product that require tremendous customer support and tremendous engineering effort.

(MULTIPLE SPEAKERS)

We've got the know how.

     CHRIS SORASCO ANALYST

     So on the back of that, if you're still comfortable then with 8 to 8 1/2 percent does this new plant push that further out into the future as to when you can get back to that level if you have to take on more capacity and wait until that ramps up with new business?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     Not necessarily because as Steve mentioned much of what he is doing at our existing plants will raise that level and remember we're suffering right now from some exacerbated post-expansion problems that we believe we can resolve later this year. So we're going to get closer there as the year goes on.

     CHRIS SORASCO ANALYST

     Okay maybe Steve, if you could just sort of clarify one of the comments you made here in the press release that said you are achieving gains from automation but that they will "take time". What exactly is it that's taking time? Is it physically getting capital in place or how long are we talking about? Is it sort of a three-year process Jeff was talking about last week?

     STEVE BORICK - SUPERIOR INDUSTRIES - PRESIDENT AND COO

     Some of the capital that's being implemented right now is, I'd say, about 20 percent in place and in just a very early start up mode. A significant amount of the capital that we looked at from an automation standpoint on part of the existing plants will be in place by the end of this year. Another very significant piece of capital for each plant which has a large (inaudible) attached to it is starting the implementation process but is I don't get the last piece of equipment until the middle of '06. so I'm not going to see significant headcount reductions this year, next year we will see much more significant head count reduction. And we're looking at some new things material handling and things of that nature that will be in the implementation over the next (inaudible).

     CHRIS SORASCO ANALYST

     Couple more questions. I understand the aluminum is a pass-through. But have the OEMs started to balk at that at all, given that the prices are up so much?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     They can balk all they want but they buy aluminum just like we do. It's a traded commodity on the LME and it's a price set by your computer just like my computer. So to answer your question, yes, they're not happy with higher priced aluminum but the bottom line is there's nothing anybody can do about it. And it's been since we started this business 30 plus years ago it's been an absolute. We just can't do business without a pass-through.

     CHRIS SORASCO ANALYST

     And in the aluminum components business, does that continue to get a little bit worse before it gets better from a profitability standpoint?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     Not necessarily, not necessarily. I think the sales increase we're going to see is going to help it quite a bit. All the things we're doing and learning in automation, we put in -- some of the capital we put in where we're taking people out is going to help so as sales get better we just have and continue to have high costs related to pay start up with some of these new programs. And the effort related to a new business opportunity but I think that gets better as the year goes on and particularly into next year.

     STEVE BORICK - SUPERIOR INDUSTRIES - PRESIDENT AND COO

     I want to comment on that. I spent some time in our Heber Springs operations 30 days or so ago and I don't normally say this on the phone line. But I was extremely impressed by what I saw in that plant by way of machining technology, automation, cleanliness and operations in general. I am very happy with what I've seen there.

     CHRIS SORASCO ANALYST

     Okay and sort of a housekeeping question, Jeff, just to clarify, did you say that sales in terms of revenue dollars to non Big Three customers were 20 percent but shipments in terms of units were up 16 percent? Are those the right numbers?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     No you got it backwards. We were up 20 percent but those customers comprised 16 percent of our first quarter sales.

     CHRIS SORASCO ANALYST

     Okay so it's the units that are 20 percent but the revenues are 16 percent? So you're getting a lower price on that (MULTIPLE SPEAKERS)

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     No, no, no, you're confusing it, I am talking units only. Units that are non Big Three customers comprise our 16 percent. The units that are non Big Three customers were increased over the prior year with 20 percent -- has nothing to do with revenue unit comparisons.

     CHRIS SORASCO ANALYST

     Okay, I got it. And that brings me to the last one, which is, units over all were up 10.2 percent. What's the number?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     The number is up 10.2 percent.

     CHRIS SORASCO ANALYST

     Does that mean you're not going to tell me how many units?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     A little over 4 million units.

OPERATOR

     David Leiker.

     DAVID LEIKER - ROBERT W. BAIRD - ANALYST

     I don't have any more. Thank you.

OPERATOR

     Michael Bruynesteyn.

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     That is the worst pronunciation of your name but that's okay.

     MIKE BRUYNESTEYN - PRUDENTIAL SECURITIES - ANALYST

     I've heard worse believe me. I just want to follow up something you said in answer to Brett. You talked about 8 to 8 1/2 percent and then you mentioned 7 1/2 to 8 1/2. Is there some change in your position there?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     No. None whatsoever. Just a matter of timing. It's going to evolve in other words. We're going to go from the current 6 up to 7 to 7 1/2 moving towards 8 to 8 1/2 -- it's just a matter of timing.

     MIKE BRUYNESTEYN - PRUDENTIAL SECURITIES - ANALYST

     Okay thanks.

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     Which is difficult to estimate exactly when all of that is what happened. We're hoping that maybe fourth quarter, maybe next year, we will have a period that's getting closer to those numbers.

     MIKE BRUYNESTEYN - PRUDENTIAL SECURITIES - ANALYST

     Excellent and then could you get a little more specific about your second quarter comment saying that it's similar to Q1. Do you have a level of comfort with the level of consensus or...?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     Now I purposely was not specific because as I mentioned this is the most difficult time to give guidance other than to say we are comfortable that it will be comparable to Q1.

     MIKE BRUYNESTEYN - PRUDENTIAL SECURITIES - ANALYST

     Okay and then could you maybe talk about the maturity level of the aluminum wheel industry in North America?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     I'll let the marketing guy comment on that.

     MICHAEL O'ROURKE - SUPERIOR INDUSTRIES - SR. VP, SALES

     I think we've seen the last four or five years of tremendous growth, we're still seeing some growth and then I know some of your comments as far as where you see that, what we're seeing today is steadily an increase in wheel size as we talked about before. We continue to see growth in certain aspects of the industry. And I think we will still see some percentage increase over where we are today. The biggest thing that we see market wise is the proliferation. Used to be that we would have just a few years ago two or three offerings that is definitely increasing. That continues to put pressure on supply base because you have to change your operational activity to manage that. We've been able to do that I think very well. The other area where we are going to continue to see the proliferation is in the finishing. We're positioned better than anybody in the industry to manage that. Not just (inaudible) talk about bright polishing and chrome but getting into special paints that are very very difficult especially over here in North America with environmental requirements to manage. So we still see maybe not as much in terms of continued overall installation, but I think we're going to see these various niches that continue to grow, and especially in the size and finished area.

     MIKE BRUYNESTEYN - PRUDENTIAL SECURITIES - ANALYST

     Sorry, could you expand what you mean by proliferation, you mean each vehicle program has more wheel designs to it? (MULTIPLE SPEAKERS)

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     Yes yes (inaudible) (MULTIPLE SPEAKERS) and that changes just as a case in point. We started on the Dodge Durango with a program in 2003, a relatively little program and there were probably four or five offerings on that and the new one that just came out actually has three wheels, two of those are aluminum so that's actually helped us so we're seeing a little bit of -- and we have all that business which is different from what we had before. So we're seeing a little bit of a backlash in terms of the offerings but in general the trend is, let's see if we can offer more and try to differentiate the product.

     MIKE BRUYNESTEYN - PRUDENTIAL SECURITIES - ANALYST

     And that Durango program did went from 100 percent aluminum to what two-thirds aluminum?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     Well for us it was a complete increase from what we had before because we were maybe a niche player on that and now we're more of a dominant player on that so that was actually a good thing for us. There is a steel wheel that is offered on that and I think when the Durango first started there was also a steel wheel offered and that is also a trend that tends to happen. When a vehicle first comes out here's the offering and let's see how that does in the marketplace. What do we have to do content wise? When I say we I am talking about the OE -- content wise, in order to differentiate that product further. So by the time the old Durango went out you had probably four or five aluminum wheel offerings all (inaudible). (MULTIPLE SPEAKERS) Yes Expedition in this case is 100 percent aluminum (MULTIPLE SPEAKERS) (inaudible).

OPERATOR

     Doug Christopher.

     DOUG CHRISTOPHER ANALYST

     During the call you talked about the transition period. You mentioned some internal cultural changes? Could you just go through and add a little more flavor to that and is that company wide or...?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     Yes I think what Steve was talking about is that in the past we were a very entrepreneurial company with a very successful formula run by his dad, Lou Borick. As the Company grew and added more people, more facilities, more complexity there was a need to start to create some structures, some procedures, some way of doing things -- better reporting, better communications. And so what Steve is accomplishing is that we're keeping that entrepreneurial spirit where we have a general manager running the facility to be able to express himself and be creative and be a profit manager but at the same time reporting more frequently about what he does and how he does it. For example in the personnel area the exposure there is so great to date with employee litigation that you have a need for a better communication of better structure, better procedures. When you hire someone you have to have a form that's constant to all facilities and make sure you ask all the right questions. And so what Steve is trying to do is balance the entrepreneurial spirit that made our Company so successful the creativity with the fact that we have 7000 employees that are all are running in different directions that needs some structure.

OPERATOR

     Adam Scotch.

     ADAM SCOTCH - KRAMER ROSENTHAL - ANALYST

     Couple of questions. Just want to make sure I understand the math correct. If the aluminum -- if the aluminum prices were up 8 to 10 percent and units were up I think you said a little over 10 percent, is it safe to extrapolate that pricing was down somewhere around 10 percent to get you the numbers you're at?

     MICHAEL O'ROURKE - SUPERIOR INDUSTRIES - SR. VP, SALES

     No because there are so many other factors such as mix, size of wheel etc. so the answer is you really can't get to that. Yes you really can't get to that answer.

     ADAM SCOTCH - KRAMER ROSENTHAL - ANALYST

     Was the mix, in sort of a blanket statement, was the mix, then, this quarter a positive or negative factor?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     We really don't give out those details.

     ADAM SCOTCH - KRAMER ROSENTHAL - ANALYST

     Okay and then on the higher wheel diameters about 16 inch, have you seen any pricing pressure there or is that really confined to that part of the lower end market?

     MICHAEL O'ROURKE - SUPERIOR INDUSTRIES - SR. VP, SALES

     I'm not sure of your question. Give me your question again.

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     High diameter wheel (indiscernible) same pricing pressures as other wheels.

     MICHAEL O'ROURKE - SUPERIOR INDUSTRIES - SR. VP, SALES

     I'd say, yes it's a little bit more difficult because we're still as an industry trying to determine the overall impact of bigger wheels. Especially when you get into 18 inch or 20 inch. But I would say there's pressure really on all wheel sizes. It's probably a little more intense when you get to say a 16 inch painted wheel that is perceived more as a commodity but today, we're seeing that type of wheel really not accelerate in terms of production. Focus is really on the bigger wheels.

     ADAM SCOTCH - KRAMER ROSENTHAL - ANALYST

     Do you have any, going into the mix thing again, do you have any programs that would have maybe either benefited you last year or benefit you this year that or vice versa? Are there any sort of premium type of wheel programs that either rolled off or sort of in existence today that weren't in existence (inaudible)?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     As I mentioned in my opening comments, there were programs vertically in the chrome and bright polish area that can because of the value we give we're the only OE that has a chrome facility that give us a richer mix and some of those programs have ended -- an issue in our financial statement.

     ADAM SCOTCH - KRAMER ROSENTHAL - ANALYST

     Okay and then in terms of the automation CapEx that you're spending and sort of how big it gets you competitive with China? Or closer in compared with China. Do you think, based on your plans obviously this is maybe a moving target but does it get you to be able to produce a wheel that is at all comparable with the cost that the Chinese are putting out given that that there's clearly subsidies going on over there in sort of all shades and form?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     I'll go out on a limb and say as Steve said, we'll never get the labor the same, but I think, in total we can get awfully close. Because I just read in the Wall Street Journal shipping costs were up substantially just as a case in point. Clearly there's something going to go on with currency. So, yes, I'm a believer that we will produce a wheel that when all the costs are considered, quality etc. reject (ph) rate over in China, government subsidies that will be comparable to a Chinese wheel.

     ADAM SCOTCH - KRAMER ROSENTHAL - ANALYST

     Last question, the components business, you mentioned that it might swing to a profit or that it should swing to a profit in '05 I guess. What ... I mean, what sort of ... do you already get a sense what sort of general swing factor one could expect from that? I mean the size of the business you guys are planning and so forth how do you (MULTIPLE SPEAKERS)

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     We're going to be 27 million annual revenue this year probably 35 to 40 next year. That will be a big part of the swing. A lot of the learning curve, a lot of the things that Steve mentioned about the ability now to put some capital in that takes out operators we were pretty much a job shop before. Now we're getting much more to be a production line, a process type manufacturing system. All of those factors converging at once are going to help that P&L there.

     ADAM SCOTCH - KRAMER ROSENTHAL - ANALYST

     And is this a business that is inherently higher margin or lower margin than the aluminum (inaudible) ?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     I think we've said for years that this is a comparable margin and characteristics and that it's going to be subject to all the pricing pressures that the wheels are. I think if there's anything that is special there but at 35 to 40 million, is that when you get to your "normal run rate" margins or do you still need to ramp up more top line before (MULTIPLE SPEAKERS)

     MICHAEL O'ROURKE - SUPERIOR INDUSTRIES - SR. VP, SALES

     We get much more -- we don't know because we haven't been there so it's difficult to project that we feel strongly that we will be absolute at breakeven or a better point.

OPERATOR

     Josh Peckner (ph).

     JOSH PECKNER ANALYST

     If you guys look out a little further into 2005 or 2006, as you look at the programs that are signing up for now, are the margins getting better the further you go out or are they really connected to today's range pricing environment?

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     From what point of view, in other words, the margins are going to get better because we are on a cost reduction program. All the efforts that we're doing today in terms of automation are going to be better. (MULTIPLE SPEAKERS) What is your specific question?

     JOSH PECKNER ANALYST

     You walk into General Motors. You made a deal with General Motors for $50 and the wheel costs whatever. Is the ratio that we're looking at right now which is producing the net result...? Forget the fact that you do all of the efficiency things inside your plant. Is that changing over time to the positive or is that exactly where it is today spread out over a longer period?

Does this have a short or long tail this pricing environment at the moment in the contracts you're signing?

     MICHAEL O'ROURKE - SUPERIOR INDUSTRIES - SR. VP, SALES

     From our customer perspective they are going to say if you hit a certain price level the expectation is you're going to continue to hit that level. A lot of it comes down to supply and demand and capability. And what we've been through these situations before over the last 15 years different periods where and I don't think we're alone, all industries are subject to the same competitive pressures all the time but from that standpoint, if they believe they can get a certain price level and the capability and the supply base are out there to do it they'll want to hold onto that. When they perceive that that capability in terms of quality, delivery, support all that is not there, then they have to face the realistic situations of a given market and deal with that.

     JOSH PECKNER ANALYST

     (inaudible) I understand you guys make the best wheels. The quality, you talked about this for 15 years. What have you experienced in the past in which you had a competitor although China only produces at the moment at most 250,000 wheels going to the OEMs at best but they have financial backing that even better than your balance sheet? They have governmental subsidies, they have labor at 85 cents an hour that essentially they are just employing people and nothing to do with making a dollar. So given that that's what's coming at this market and that General Motors and the rest of the Big Three are actually looking and saying 'Gee, those look like good prices', what have you experienced in the past that things you can ride through something that could be that dramatically different in the environment. (inaudible) you have such a short interest. I think you guys sometimes look at the investment public and say, 'hey, are you guys crazy?' And they're seeing the same trends you are and I guess they're hearing will ride through it and I don't really hear where we've had the experience to know how to deal with this. This is a different animal to a guy like me.

     MICHAEL O'ROURKE - SUPERIOR INDUSTRIES - SR. VP, SALES

     I would agree. It is a different animal but in the past we've had different pressures on a global basis. Several years ago I walked into one of the customers and they would say to me, 'Why can't I get all my wheels out of Europe? The exchange rate is so great that I should be able to get a lot of product out of Europe over here to the U.S. and that would be a benefit to me.'

Well today we don't talk about that. You know in terms of the exchange rate.

     STEVE BORICK - SUPERIOR INDUSTRIES - PRESIDENT AND COO

     The answer is simple. We don't know the answer. We don't know what's going to happen. We don't know where the current where the nuance is going to be in two years. We thought we were smart when we bought euros at 83 and went to 129 and like I said no one talks about bringing anything out of Europe all of a sudden. So yes there's all of these environments. I mean, Eastern Europe was a wonderful place to be, so was (indiscernible) ten years ago. All that is changing -- we, all we know is that we are a global company and have smart management, we live day by day with what we are dealt with and we take a long-term strategy for the future.

     JOSH PECKNER ANALYST

     I don't think there's anything else you can do, Steve. I mean, I know how difficult the period of time this is but there's this looming (inaudible) coming at you which the investment public has no clarity on and you can understand why it seems so challenging to you ahead. Can you answer me one other thing? When you invest money in new operations, what's the internal hurdle guidance that you put on it to know whether you are succeeding or not in the new dollar invested? What's your target rate?

     STEVE BORICK - SUPERIOR INDUSTRIES - PRESIDENT AND COO

     25 percent return.

     JOSH PECKNER ANALYST

     In a given period of time?

     STEVE BORICK - SUPERIOR INDUSTRIES - PRESIDENT AND COO

     Sure yes. In a start up capital standpoint?

     JOSH PECKNER ANALYST

     Yes. Just trying to figure out if you put a dollar into an efficiency plant what are you expecting to get out of it over a 3- or 5-year period?

     STEVE BORICK - SUPERIOR INDUSTRIES PRESIDENT AND COO

     We're looking at different things today because when we looked at efficiency plans in the past vs. today. Today we're looking to take labor out. And we take labor out it's long-term gravy train. In the past, we put things in that have been fixes for particular problems and elderly plants if you will. Today we are looking at ways to not only take capital or automation but long term to take people out of the mix where we can and that -- I look at that very simply. I spend the capital if it take three years to pay back, if it takes five years -- I've got a long-term environment where I don't have those people any more ever again.

     JOSH PECKNER ANALYST

     Let me ask one more thing. If you're preaching quality to your customers and you're preaching quality to Wall Street at what point do you get paid for it?

     STEVE BORICK - SUPERIOR INDUSTRIES - PRESIDENT AND COO

     You don't (MULTIPLE SPEAKERS)

     JOSH PECKNER ANALYST

     If quality is going to be a standard why do you keep bringing it up? Because what does it matter.

     STEVE BORICK - SUPERIOR INDUSTRIES - PRESIDENT AND COO

     It does matter in the long run. Today, you don't get paid for it because that's the environment we're in. The reality is quality of the automobile is the only thing in the long run that's going to and styling is going to sell this vehicle. If they continue to hammer on the global suppliers, without taking into account there's a cost of quality and safety and that's important eventually there's going to be another debacle out there or there's going to be some major issues that nobody wants to face.

So we're going to stay the course with what we know to do and how we know to do it and go through the environment and those that don't eventually -- it's like being a good ethical person or being a bad ethical person. Eventually you get paid for it and as long as we stay that course and our philosophy is that in business we will eventually get paid for it and you know what if the investment public is queasy I understand that and I am just going to keep buying stock back if they hammer us down too much. Because I know where we're going. I'm not uncomfortable with that but I don't have all the answers and you may come back to make two years and say, 'boy you were stupid,' and maybe you will. I hope not.

OPERATOR

     (OPERATOR INSTRUCTIONS)

     There are no further questions. I will now turn the conference back to Mr. Ornstein.

     JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO

     Thank you very much. This was a very good call. We appreciate your participation, it was quite an interest and we hope to continue to post good results for you and try to explain exactly what we're going through in this difficult period. Thanks so much.

OPERATOR

     This concludes the conference for today. Thank you all for participating and have a nice day. All parties may now disconnect.